                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  As independent auditors, we hereby consent to the incorporation by reference, in the Registration Statement on Form S-4 and related Prospectus of Cincinnati Milacron Inc., for the registration of $100,000,000 aggregate principal amount of 7 7/8% Notes due 2000, of our report dated February 28, 1995. We also consent to the reference to our firm under the caption "Experts."

                                   COOPERS & LYBRAND GmbH
                                   Wirtschaftsprufungsgesellschaft



                              Buiting                         Wiegand
                         Wirtschaftsprufer             Wirtschaftsprufer and
                                                    Certified Public Accountant
Dusseldorf, Germany
June 7, 1995